Exhibit 77(q)

Exhibits

(a)(1)  Amendment No. 21 dated December 17, 2007 to the Amended and Restated Declaration of Trust of ING Mutual Funds (name change of International SmallCap Fund to International SmallCap Multi-Manager Fund), previously filed as an Exhibit to Post-Effective Amendment No. 131 to the Registrant's Registration Statement on Form N-1A filed on February 7, 2008 and incorporated herein by reference.

(e)(1)  Sub-Advisory Agreement dated November 16, 2007 between ING Investments, LLC and Tradewinds Global Investors LLC regarding ING Global Value Choice Fund – filed as an Exhibit to Post-Effective Amendment No. 131 to the Registrant’s Registration Statement on Form N-1A filed on February 27, 2008 and incorporated herein by reference.

(e)(2)  Schedule A effective November 16, 2007 to the Sub-Advisory Agreement between ING Investments, LLC and Tradewinds Global Investors, LLC - Filed as an exhibit to Post-Effective Amendment  No. 131 to the Registrant's Registration Statement on Form N-1A on February 27, 2008.

(e)(3)  Sub-Advisory Agreement dated December 17, 2007 between ING Investments, LLC and Schroder Investment Management North America Inc. regarding ING International SmallCap Multi-Manager Fund – Filed herein.

(e)(4)  Sub-Advisory Agreement dated November 16, 2007 between ING Investments, LLC and Tradewinds Global Investors LLC regarding ING International Value Choice Fund – filed as an Exhibit to Post-Effective Amendment No. 131 to the Registrant’s Registration Statement on Form N-1A filed on February 27, 2008 and incorporated herein by reference.